UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2024 (December 20, 2024)

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000,
Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 235-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to 12(b) of the Act:

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CCAP	The Nasdaq Stock Market LLC
5.00% Notes due 2026	FCRX	The New York Stock Exchange

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2024, Crescent Capital BDC, Inc., a Maryland corporation (the “Company”), entered into a Third Supplement to Note Purchase Agreement (the “Third Supplement”) by and among the Company, the qualified institutional investors named therein (the “Series 2024A Additional Purchasers”) governing the issuance of up to (a) $35.0 million in aggregate principal amount of senior unsecured notes due February 18, 2028 (the “2028 Notes”) and (b) $80.0 million in aggregate principal amount of senior unsecured notes due February 18, 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Series 2024A Notes”). The Third Supplement supplements the Note Purchase Agreement, dated July 30, 2020 by and among the Company and the purchasers party thereto (as amended prior to the date hereof, the “Master Note Purchase Agreement” and together with the Third Supplement, the “Note Purchase Agreement”) pursuant to which the Company previously issued certain senior unsecured notes. The 2028 Notes have a fixed interest rate of 6.77% and will be due on February 18, 2028 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. The 2030 Notes have a fixed interest rate of 6.90% and will be due on February 18, 2030 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the Series 2024A Notes will be payable semiannually, on the 18th day of February and August in each year, commencing with August 18, 2025. The interest rates for the 2028 Notes and 2030 Notes, respectively are subject to an increase of up to 1.00% upon the occurrence of certain trigger events set forth in the Third Supplement. The issuance of the Series 2024A Notes is expected to occur on February 18, 2025 or any business day before February 18, 2025 as the Company may select with at least ten business days written notice to the 2024A Additional Purchasers, subject to customary closing conditions. In addition, the Company will be obligated to offer to repay the Series 2024A Notes at par if certain change in control events occur. The Series 2024A Notes are general unsecured obligations of the Company that rank pari passu with all outstanding unsecured unsubordinated indebtedness issued by the Company.

The Company intends to use the net proceeds to repay certain indebtedness, which may include repaying indebtedness outstanding under its debt facilities, and for other general corporate purposes. The Company may re-borrow under its debt facilities for general corporate purposes, which include investing in portfolio companies in accordance with its investment objective.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, and a regulated investment company under the Internal Revenue Code of 1986, as amended, minimum shareholders’ equity, minimum asset coverage ratio, minimum interest coverage ratio and prohibitions on certain fundamental changes of the Company. The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness of the Company or certain significant subsidiaries, certain judgements and orders, and certain events of bankruptcy.

The Series 2024A Notes were offered in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”). The Series 2024A Notes have not been and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

The information on this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Series 2024A Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The description above is only a summary of the material provisions of the Third Supplement and is qualified in its entirety by references to the copy of the Third Supplement which is filed as Exhibit 10.1 to this current report on Form 8-K and the copy of the Master Note Purchase Agreement which was filed as Exhibit 10.1 to the current report on Form 8-K, as filed with the SEC on July 30, 2020, each of which is incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Third Supplement to Note Purchase Agreement, dated December 20, 2024, by and among Crescent Capital BDC, Inc. and the Purchasers signatory thereto.†

10.2	Master Note Purchase Agreement, dated July 30, 2020, by and among the Company and the Purchasers signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on July 30, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules or exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: December 23, 2024	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer

4